Fourth quarter and full year 2025 results © 2 0 2 2 B r e a d F i n a n c i a l | C o n f i d e n t i a l & P r o p r i e t a r y 1 January 29, 2026 Exhibit 99.3

2025 achievements

Delivered responsible growth

- Added new relationships in diversified verticals including Cricket Wireless, Crypto.com, and Vivint, and expanded our home vertical, including Bed Bath & Beyond, Furniture First, and Raymour & Flanigan.
- Renewed our top 10 programs into at least 2028 with the extension of Caesars Entertainment.
- Grew direct-to-consumer deposits to $8.5 billion, an 11% increase year-over-year, representing 48% of our fourth quarter average total funding.

Adapted to the macroeconomic and regulatory environment

- Disciplined credit risk management and product diversification drove improved credit metrics.
- Maintained prudent weightings on the economic scenarios in our credit reserve modeling given the wide range of potential macroeconomic outcomes.
- Continued execution on our credit strategies; anticipating ongoing gradual improvement in our credit metrics.

Disciplined capital allocation and risk management

- Credit ratings upgrades from Moody's and Fitch and a positive outlook from Moody's and S&P.
- Further optimized capital structure with issuance of subordinated notes and preferred shares.
- Refinanced senior notes, reducing size by $400 million and rate by 300 basis points.
- Repurchased 5.7 million common shares or $310 million. Increased quarterly cash dividend by 10%.

Drove operational excellence and technology advancement

- Delivered positive operating leverage as a result of our continuous improvement initiatives.
- Advanced technology, including accelerating AI adoption, to increase automation and efficiency.

Achieved full year 2025 financial outlook

	Full year 2025 outlook	Full year 2025 actuals
Average loans	Flat to slightly down	(1.3)% ✓
Revenue (excl. gain on sale)(2)	Flat	0.4% ✓
Adjusted total non-interest expenses(1)	Positive operating leverage	1.8% operating leverage ✓
Net loss rate	7.8% to 7.9%	7.7% ✓

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures."

(2) In the calculation of Full year 2025 actuals, Revenue (excl. gain on sale) excludes from Total revenue $3 million and $11 million in gains on a portfolio sale for the years ended Dec. 31, 2025 and 2024, respectively. Adjusted total non-interest expenses is a Non-GAAP Financial Measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures."

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3©2026 Bread Financial Key highlights Fourth quarter 2025 (1) Represents a Non-GAAP financial measure. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures." Demonstrated financial resilience and strategic capital allocation • Enhanced financial resilience through ongoing operational excellence initiatives, responsible growth, proactive credit risk management, and prudent capital allocation. • Net income available to common stockholders of $53 million and earnings per diluted share of $1.16, including a $42 million post-tax impact from our debt repurchases. • Tangible book value per common share(1) of $57.57 increased $10.60 or 23% year-over-year. • Return on average tangible common equity(1) was 8.0% in the fourth quarter and 20.4% for the full year. • Direct-to-consumer deposits of $8.5 billion increased 11% year-over-year, and now represent 48% of our average total funding, up from 43% in the prior year period. • Repurchased 1.9 million common shares for $120 million during the quarter with $240 million remaining on current share repurchase authorization at year-end. • Completed $75 million Series A 8.625% non-cumulative perpetual preferred stock offering, further optimizing our capital structure. Proactive risk management given macroeconomic uncertainty • Actively monitoring potential effects that trade and other government policies have on our consumers and our business. • Our customers' financial health remains resilient as evidenced by positive sales and payments growth, and lower delinquencies and losses, despite ongoing inflationary concerns, a generally stable job market, and continuing weak consumer sentiment. • Our emphasis on product diversification toward co-brand, our proprietary card, and installment products will continue to have positive impacts on risk and income diversification.

Full year 2025 financial highlights

Continuing operations(1)

Revenue
$3.8 billion

Net income	Adj. net income(2)
$521 million	**$578 million**

Diluted EPS	Adj. diluted EPS(2)
$10.96	**$12.16**

(1) Continuing operations excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and classified accordingly.
(2) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures."

Year-over-year comparisons

- Credit sales were $27.8 billion, an increase of $0.8 billion, or 3%, driven by new partner growth and increased general-purpose spending.
- Average credit card and other loans of $17.9 billion were down 1%, and end-of-period credit card and other loans of $18.8 billion were nearly flat, both of which were pressured by an increasing payment rate.
- Revenue increased $7 million, primarily due to the implementation of pricing changes and paper statement fees, partially offset by lower billed late fees resulting from lower delinquencies.
- Total non-interest expenses decreased $72 million, or 3%, reflective of the current and prior year impacts from our debt repurchases of $74 million and $117 million, respectively. Excluding the impacts from our debt repurchases, adjusted total non-interest expenses(2) decreased $29 million, or 1%, driven by our continued operational excellence initiatives.
- Income from continuing operations increased $242 million, or 87%, reflecting the current year impacts from a lower provision for credit losses, and current and prior year impacts from our debt repurchases. Excluding the impacts from our debt repurchases, adjusted income from continuing operations(2) increased $188 million, or 48%.
- Adjusted PPNR,(2) which excludes any gain on portfolio sale and impacts from debt repurchases, increased $44 million, or 2%.
- The delinquency rate of 5.8% decreased from 5.9% in 2024.
- The net loss rate of 7.7% decreased from 8.2% in 2024.

Impacts from debt repurchases

($ in millions, except per share amounts)	Total non-interest expenses		Income from cont. ops.		Diluted EPS from cont. ops.	
	2025	2024	2025	2024	2025	2024
GAAP-basis	$ 1,988	$ 2,060	$ 521	$ 279	$ 10.96	$ 5.54
Impacts from debt repurchases	74	117	57	111	1.20	2.20
Adjusted GAAP-basis(2)	**$ 1,914**	**$ 1,943**	**$ 578**	**$ 390**	**$ 12.16**	**$ 7.74**

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Fourth quarter 2025 financial highlights

Continuing operations(1)

Revenue
$1.0 billion

Net income	Adj. net income(2)
$53 million	**$95 million**

Diluted EPS	Adj. diluted EPS(2)
$1.16	**$2.07**

(1) Continuing operations excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and classified accordingly.
(2) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures."

Year-over-year comparisons

- Credit sales were $8.1 billion, an increase of $0.2 billion, or 2%, driven by new partner growth and increased general-purpose spending.
- Average credit card and other loans of $18.0 billion were down 1%, and end-of-period credit card and other loans of $18.8 billion were nearly flat, both of which were pressured by an increasing payment rate.
- Revenue increased $49 million, or 5%, primarily reflecting the implementation of pricing changes, partially offset by lower billed late fees and higher retailer share arrangements.
- Total non-interest expenses increased $19 million, or 4%, primarily driven by the current and prior year impacts from debt repurchases of $55 million and $11 million, respectively. Excluding the impacts from our debt repurchases, adjusted total non-interest expenses(2), decreased $25 million, or 5%, driven by our continued operational excellence initiatives.
- Income from continuing operations increased $45 million, primarily driven by higher net interest income and lower provision for credit losses, partially offset by the impacts from our debt repurchases. Excluding the impacts from our debt repurchases, adjusted income from continuing operations(2) increased $74 million.
- Adjusted PPNR(2) increased $76 million, or 19%.
- The delinquency rate of 5.8% decreased from 5.9% in the fourth quarter of 2024.
- The net loss rate of 7.4% decreased from 8.0% in the fourth quarter of 2024.

Impacts from debt repurchases

($ in millions, except per share amounts)	Total non-interest expenses		Income from cont. ops.		Diluted EPS from cont. ops.	
	4Q25	4Q24	4Q25	4Q24	4Q25	4Q24
GAAP-basis	$ 555	$ 536	$ 53	$ 8	$ 1.16	$ 0.15
Impacts from debt repurchases	55	11	42	13	0.91	0.26
Adjusted GAAP-basis(2)	**$ 500**	**$ 525**	**$ 95**	**$ 21**	**$ 2.07**	**$ 0.41**

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Summary P&L results

Continuing operations

($ in millions, except per share amounts)	4Q25	4Q24	$ change	% change	2025	2024	$ change	% change
Total interest income	$ 1,246	$ 1,219	$ 27	2	$ 4,912	$ 5,024	$ (112)	(2)
Total interest expense	199	231	(32)	(14)	854	960	(106)	(11)
Net interest income	**1,047**	**988**	**59**	**6**	**4,058**	**4,064**	**(6)**	**—**
Total non-interest income	(72)	(62)	(10)	16	(213)	(226)	13	(6)
Revenue	**975**	**926**	**49**	**5**	**3,845**	**3,838**	**7**	**—**
Net principal losses	336	367	(31)	(8)	1,377	1,489	(112)	(8)
Reserve build (release)	37	50	(13)	(28)	(135)	(92)	(43)	48
Provision for credit losses	373	417	(44)	(11)	1,242	1,397	(155)	(11)
Total non-interest expenses	555	536	19	4	1,988	2,060	(72)	(3)
Income (loss) before income taxes	**47**	**(27)**	**74**	**(275)**	**615**	**381**	**234**	**61**
Provision for income taxes	(6)	(35)	29	(82)	94	102	(8)	(9)
Net income	**$ 53**	**$ 8**	**$ 45**	**595**	**$ 521**	**$ 279**	**$ 242**	**87**
Earnings per diluted share	$ 1.16	$ 0.15	$ 1.01	669	$ 10.96	$ 5.54	$ 5.42	98
Adjusted net income[1]	$ 95	$ 21	$ 74	357	$ 578	$ 390	$ 188	48
Adjusted earnings per diluted share[1]	$ 2.07	$ 0.41	$ 1.66	406	$ 12.16	$ 7.74	$ 4.42	57
Pretax pre-provision earnings[1]	$ 420	$ 390	$ 30	7	$ 1,857	$ 1,778	$ 79	4
Adjusted PPNR[1]	$ 475	$ 399	$ 76	19	$ 1,928	$ 1,884	$ 44	2

Adjusted PPNR[1]
($ in millions)



+2%
$1,884
$1,928
+19%
$399
$475
4Q24
4Q25
2024
2025

(excl. any gain on portfolio sale and impacts from debt repurchases)

(1) *Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures."*

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7©2026 Bread Financial $18.1 $18.5 $17.9 $17.6 $17.7 $18.3 $17.9 $17.4 $17.5 Direct-to-consumer deposits Wholesale deposits Secured borrowings Unsecured borrowings 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 $21.9 $22.7 $22.1 $22.0 $22.1 $22.6 $22.1 $21.8 $21.9 Credit card and other loans Cash and investment securities 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Av er ag e in te re st -b ea rin g lia bi lit ie s ($ in b ill io ns ) Av er ag e in te re st -e ar ni ng a ss et s ($ in b ill io ns ) Interest-earning asset yields and mix 27.7% 27.0% 26.4% 27.4% 25.7% 26.5% 26.0% 27.0% 26.7% 23.9% 23.1% 22.4% 23.1% 22.0% 22.1% 21.7% 22.6% 22.5% 19.6% 18.7% 18.0% 18.8% 17.8% 18.1% 17.7% 18.8% 18.9% Loan yield Avg. earning asset yield Net interest margin Interest-bearing liability costs and funding mix 5.2% 5.4% 5.4% 5.4% 5.2% 5.0% 4.9% 4.8% 4.5% 4.6% 4.6% 4.7% 4.7% 4.5% 4.3% 4.2% 4.1% 4.0% Cost of total interest-bearing liabilities Cost of deposits Net interest margin 83% 82% 81% 81% 82% 80% 80% 81% 82% 17% 18% 19% 19% 18% 20% 20% 19% 18% 18% 20% 19% 20% 21% 23% 19% 16% 16% 8% 7% 7% 7% 6% 5% 7% 7% 6% 35% 36% 40% 41% 43% 43% 45% 47% 48% 39% 37% 34% 32% 30% 29% 29% 30% 30% Note: Beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

8©2026 Bread Financial Funding, capital, and liquidity $17.7 $17.5 $12.9 $13.7 $3.7 $2.8 $1.0 $1.0 Deposits Secured borrowings Unsecured borrowings 4Q24 4Q25 CET1 4Q24 12.4 % Net earnings 3.0 % Risk-weighted asset changes 0.1 % Common stock dividends (0.2) % Common stock repurchases (1.6) % CECL transition provisions (0.6) % Debt repurchases (0.4) % Other activity, net 0.3% 4Q25 13.0 % CET1 capital ratio 12.4% 13.0% 4Q24 4Q25 Tier 1 capital ratio 12.4% 13.4% 4Q24 4Q25 TCE + credit reserve rate⁽¹⁾ 24.1% 24.7% 4Q24 4Q25 Total risk-based capital ratio 13.8% 16.8% 4Q24 4Q25 CET1 capital ratio walk Capital ratios Average funding sources 4Q25 4Q24 Liquid assets 3.6 3.7 Undrawn credit facilities 2.4 2.9 Total 6.0 6.6 % of liquid resources to total assets 26.4% 29.0% (1) Represents a Non-GAAP financial measure. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures." ($ in billions) (78% of total funding) (73% of total funding) End-of-period liquid resources ($ in billions)

9©2026 Bread Financial $2,328 $2,255 $2,164 $2,190 $2,241 $2,172 $2,098 $2,070 $2,106 12.0% 12.4% 12.2% 12.2% 11.9% 12.2% 11.9% 11.7% 11.2% 23.2% 24.9% 25.9% 25.4% 24.1% 25.3% 25.7% 26.4% 24.7% ACL balance Reserve rate⁽¹⁾ TCE + credit reserve rate⁽¹⁾ 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Net loss rates 8.0% 8.5% 8.6% 7.8% 8.0% 8.2% 7.9% 7.4% 7.4% 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Delinquency rates 6.5% 6.2% 6.0% 6.4% 5.9% 5.9% 5.7% 6.0% 5.8% 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 5-year peak rate: 8.6% 5-year low rate: 3.9% (in 3Q21) 5-year avg rate: ~6.7% 5-year peak rate: 6.5% 5-year avg rate: ~5.3% 5-year low rate: 3.3% (2Q21) 57% 56% 58% 57% 58% 57% 58% 58% 59% 27% 27% 27% 27% 27% 27% 27% 27% 27% 16% 17% 15% 16% 15% 16% 15% 15% 14% Greater than 660 601-660 600 or below 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Reserve rates and loss absorption capacity ($ in millions) Revolving loan credit risk distribution (VantageScore) Credit quality and allowance Notes: See the Additional footnotes and definition of terms slides in the Appendix for an explanation of our change to the average daily balance methodology, as well as impacts, in 4Q24 and 2Q25, from Hurricanes Helene and Milton. (1) See Additional footnotes and definitions of terms in the Appendix.

10©2026 Bread Financial 2026 financial outlook Full year 2025 actuals Full year 2026 outlook Commentary Average loans 2025: $17,850 million Up low single digits Based on our current economic outlook and visibility into our pipeline and partner growth, we expect 2026 average credit card and other loans growth to be up low single digits from full year 2025. Revenue 2025: $3,845 million Up low single digits Revenue growth is expected to be up low single digits from 2025, largely in line with average loan growth. Adjusted total non-interest expenses(1) 2025: $1,914 million Positive operating leverage We manage expense growth based on revenue generation and investment opportunities and expect to deliver positive operating leverage in 2026, excluding the pretax impacts from our debt repurchases. We continue to invest in AI capabilities, technology modernization, marketing, and product innovation to drive growth and efficiencies. Net loss rate 2025: 7.7% 7.2% to 7.4% 2026 net loss rate is expected to improve from 2025 given a resilient consumer, our disciplined credit management, and continued risk and product mix shifts. (1) Represents a Non-GAAP Financial Measure. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures." We are unable to provide a quantitative reconciliation of the forward-looking 2026 financial outlook for this Non-GAAP Financial Measure to its most directly comparable forward-looking GAAP measure as we cannot reliably predict all of the necessary components of such a forward-looking GAAP measure without unreasonable effort. As of 1/29/2026

11©2026 Bread Financial Building on our position of strength Disciplined capital allocation Effectively manage capital ensuring appropriate returns on investments to achieve our long-term financial targets while maintaining a strong balance sheet Operational excellence Accelerate initiatives to deliver AI capabilities, technology advancements, improved customer satisfaction, reduced risk exposure, and enterprise-wide efficiency Responsible growth Accelerate sustainable growth through our diversified product suite and expand revenue generation opportunities, delivering value to our brand partners and customers 2026 focus areas Proactive, strategic risk management Execute strategies to improve credit performance and maintain strong risk and control effectiveness while reinforcing regulatory vigilance

12©2026 Bread Financial Appendix © 2 0 2 2 B r e a d F i n a n c i a l | C o n f i d e n t i a l & P r o p r i e t a r y 1 2

Total non-interest expenses

Continuing operations

4Q25 vs. 4Q24 change in non-interest expenses

($ in millions)


Employee comp. and benefits:
-4%
$(10)
Card and processing:
-8%
$(7)
Info. processing and comm.:
$(2)
-2%
Marketing:
$(4)
-8%
Depreciation and amortization:
$(4)
-16%
Other:
$46
79%

Total non-interest expenses increased 4% versus 4Q24

- Employee compensation and benefits costs decreased primarily due to prior year strategic staffing adjustments.
- Card and processing expenses decreased due primarily to lower operating volumes.
- Other expenses increased primarily due to a $44 million higher year-over-year net impact from debt repurchases.

Adjusted total non-interest expenses

excl. impacts from debt repurchases(1)

($ in millions)


$525
-5%
$500
4Q24
4Q25
$1,943
-1%
$1,914
2024
2025

Adjusted efficiency ratio

excl. gain on portfolio sale and impacts from debt repurchases(2)


57%
-540 bps
51%
4Q24
4Q25
51%
-93 bps
50%
2024
2025

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures."
(2) See Additional footnotes and definitions of terms in the Appendix.

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14©2026 Bread Financial Diversified product and partner mix Product diversification 53% 43% 41% 52% 4% 3% 2% 2% Private label Co-brand Proprietary Bread Pay 4Q25 4Q25 Credit salesEnd-of-period loans Partner diversification 24% 26% 23% 18% 18% 30% 14% 9% 5% 2%5% 4% 4% 3% 4% 4% 3% 4% Specialty apparel Health and beauty Travel and entertainment Jewelry Home Technology and electronics Proprietary card Sporting goods Other 4Q25 4Q25 Credit salesEnd-of-period loans

15©2026 Bread Financial 4.8% 5.6% 5.0% 6.3% 7.0% 8.0% 6.9% 8.0% 8.5% 8.6% 7.8% 8.0% 8.2% 7.9% 7.4% 7.4% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 4.1% 4.4% 5.7% 5.5% 5.7% 5.5% 6.3% 6.5% 6.2% 6.0% 6.4% 5.9% 5.9% 5.7% 6.0% 5.8% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 15-year low rate: 3.8% (in 4Q14) 15-year avg rate: ~5.9% 15-year avg rate: ~4.9% 15-year low rate: 3.3% (in 2Q21) Credit quality trends (1) Delinquency rates Net loss rates 15-year peak rate: 8.9% (in 4Q10) 15-year peak rate: 6.5% The explanation associated with footnote (1) is defined on the Additional footnotes and definition of terms slide in the Appendix. Notes: Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022. (1) (1)

16©2026 Bread Financial Additional footnotes and definitions of terms • Average daily balance: Beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated. • Hurricanes Helene and Milton: As a result of Hurricanes Helene and Milton, we froze delinquency progression in the fourth quarter of 2024 for customers in Federal Emergency Management Agency identified impact zones for one billing cycle. We estimate the net loss rate benefited by more than 20 basis points in the fourth quarter of 2024 and was negatively impacted by approximately 30 basis points in the second quarter of 2025. • 2022 Net loss rate: The 2Q22 Net loss rate includes a 30 basis point increase from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency. • Adjusted efficiency ratio: Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income. Adjusted efficiency ratio excludes any gain on portfolio sale and impacts from debt repurchases. • Reserve rate: Reserve rate represents the percentage of the Allowance for credit losses to end-of-period Credit card and other loans. • TCE + credit reserve rate: Tangible common equity (TCE) + credit reserve rate represents the sum of TCE and Allowance for credit losses divided by end-of-period Credit card and other loans. TCE is a Non-GAAP financial measure.

17©2026 Bread Financial Forward-looking statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward- looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, interest rates, labor market conditions, recessionary pressures or concerns over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behaviors; global political and public health events and conditions, including significant shifts in trade policy, such as changes to, or the imposition of, tariffs and/or trade barriers and consequently any economic impacts, volatility, uncertainty and geopolitical instability resulting therefrom, as well as ongoing wars and military conflicts and natural disasters; future credit performance, including the level of future delinquency and charge-off rates; loss of, or reduction in demand for services and/or products from, significant brand partners or customers in the highly competitive markets in which we operate, including competition from new and non-traditional competitors, such as financial technology companies, and with respect to new products, services and technologies, such as the emergence or increase in popularity of agentic commerce, digital payment platforms and currencies and other alternative payment and deposit solutions; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including our credit risk management models and the amount of our Allowance for credit losses; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future federal and state legislation, executive action, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions that would place limits on credit card interest rates or late fees, interchange fees or other charges; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any liability or other adverse impacts arising out of or related to the spinoff of our former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. (LVI) and certain of its subsidiaries, including the pending litigation against us in connection with the spinoff. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

18©2026 Bread Financial We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included herein constitutes Non-GAAP Financial Measures. Our calculations of Non-GAAP Financial Measures may differ from the calculations of similarly titled measures by other companies. In particular: • We have previously repurchased and may, from time to time, in the future continue to repurchase debt, including any outstanding senior unsecured notes, subordinated notes or convertible notes. In such transactions, we may pay a premium to induce these repurchases, or in certain cases repurchase at a discount, which, from a GAAP perspective, would result in an impact to Total non-interest expenses, with a corresponding impact also reflected in Net income and consequently our Earnings per diluted share. For our prior debt repurchases, we show adjustments to these three financial statement line items, for total Company as well as for continuing operations, to exclude the impacts from our debt repurchases. We use Adjusted total non-interest expenses, Adjusted net income, and Adjusted earnings per diluted share to evaluate the ongoing operations of the Company excluding the volatility that can occur from the impacts of our debt repurchases. • Pretax pre-provision earnings (PPNR) represents Income from continuing operations before income taxes and the Provision for credit losses. PPNR excluding any gain on portfolio sale and impacts from debt repurchases then excludes from PPNR the gain on any portfolio sale in the period, as well as the loss or gain on any debt repurchases in the period. We use PPNR and PPNR excluding any gain on portfolio sale and impacts from debt repurchases as metrics to evaluate our results of operations before income taxes, excluding the movements that can occur within Provision for credit losses and the one-time nature of a gain on the sale of a portfolio and/or the impacts from debt repurchases. • Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations less Dividends to preferred stockholders, divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders’ equity reduced by Preferred stock and Goodwill and intangible assets, net. We use ROTCE as a metric to evaluate the Company’s performance. • Tangible book value per common share represents TCE divided by common shares outstanding. We use Tangible book value per common share, a metric used across the industry, to assess capital and performance, in conjunction with ROTCE. We believe the use of these Non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures

19©2026 Bread Financial Reconciliation of GAAP to Non-GAAP financial measures ($ in millions, except per share amounts) 4Q25 4Q24 2025 2024 Adjusted total non-interest expenses Total non-interest expenses $ 555 $ 536 $ 1,988 $ 2,060 Impacts from debt repurchases 55 11 74 117 Adjusted total non-interest expenses $ 500 $ 525 $ 1,914 $ 1,943 Income from continuing operations, net of taxes $ 53 $ 8 $ 521 $ 279 Loss from discontinued operations, net of taxes — (1) (3) (2) Net income $ 53 $ 7 $ 518 $ 277 Impacts from debt repurchases 42 13 57 111 Adjusted net income $ 95 $ 20 $ 575 $ 388 Adjusted income from continuing operations, net of taxes $ 95 $ 21 $ 578 $ 390 Weighted average shares outstanding – diluted 46.0 50.9 47.6 50.4 Income from continuing operations per diluted share $ 1.16 $ 0.15 $ 10.96 $ 5.54 (Loss) income from discontinued operations per diluted share — (0.01) (0.07) (0.05) Net income per diluted share $ 1.16 $ 0.14 $ 10.89 $ 5.49 Impacts from debt repurchases 0.91 0.26 1.20 2.20 Adjusted net income per diluted share $ 2.07 $ 0.40 $ 12.09 $ 7.69 Adjusted income from continuing operations per diluted share $ 2.07 $ 0.41 $ 12.16 $ 7.74 Continued on the following page

20©2026 Bread Financial ($ in millions) 4Q25 4Q24 2025 2024 Pretax pre-provision earnings (PPNR) Income (loss) before income taxes $ 47 $ (27) $ 615 $ 381 Provision for credit losses 373 417 1,242 1,397 Pretax pre-provision earnings (PPNR) $ 420 $ 390 $ 1,857 $ 1,778 Less: Gain on portfolio sale — (2) (3) (11) Add: Impacts from debt repurchases 55 11 74 117 Adjusted PPNR $ 475 $ 399 $ 1,928 $ 1,884 Average Tangible common equity Average Total stockholders’ equity $ 3,405 $ 3,217 $ 3,293 $ 3,214 Less: average Preferred stock (29) — (7) — Less: average Goodwill and intangible assets, net (721) (752) (733) (753) Average Tangible common equity $ 2,655 $ 2,465 $ 2,553 $ 2,461 Tangible common equity (TCE) Total stockholders’ equity $ 3,327 $ 3,051 $ 3,327 $ 3,051 Less: Preferred stock (71) — (71) — Less: Goodwill and intangible assets, net (716) (746) (716) (746) Tangible common equity (TCE) $ 2,540 $ 2,305 $ 2,540 $ 2,305 Reconciliation of GAAP to Non-GAAP financial measures